Lithium Technology Corporation 8-K

Exhibit 10.27

LITHIUM TECHNOLOGY CORPORATION

AMENDED AND RESTATED TRANSACTION BONUS PLAN

1.           Purpose of the Plan.  Lithium Technology Corporation (the “Company”) has executed an Agreement on Key Terms dated September 28, 2010 (the “Term Sheet”) between the Company and the strategic party named therein (the “Strategic Investor”) relating to a series of strategic transactions (the “Acquisition Transaction”) pursuant to which the Strategic Party may over the time period set forth in the Term Sheet increase its equity ownership in the Company to more than 50% of the outstanding securities of the Company (the “Control Shares”).  This Amended and Restated Transaction Bonus Plan (the “Plan”) is designed to provide an incentive bonus to persons providing services to the Company in connection with the Strategic Transaction.

2.           Transaction Bonus Award.

(a)           The participants set forth in Schedule I who are providing services to the Company in connection with the Acquisition Transaction (each, a “Participant”) are entitled to receive, on the terms and conditions set forth in this Plan, the percentage of the Transaction Bonus Pool (as defined below) as set forth on Schedule I (the “Transaction Bonus Award”).

(b)           The term “Transaction Bonus Pool” shall be comprised of warrants to purchase shares of Common Stock of the Company in the amount and on the terms set forth on Schedule II (the “Warrants”).

(c)           The Warrants shall be executed and delivered on the date hereof by the Company and shall vest on the date subsequent to the later of the date hereof that the Company executes the definitive agreements (the “Strategic Investor Agreements”) relating to the Acquisition Transaction (the “Vesting Date”) provided that (i) the Warrants are reviewed and found to be fair to the Company by an independent person or firm with expertise in the area of transaction bonus compensation and (ii) the applicable Participant is providing services to the Company on the Vesting Date.  Notwithstanding the foregoing, the Warrants held by a Participant shall nonetheless vest on the Vesting Date if on or before the Vesting Date (1) the Participant or the Participant Consulting Entity (as defined below) was terminated by the Company other than for Cause (as defined below), (2) the Participant or Participant Consulting Entity was terminated by the Company as a result of Disability (as defined below) or death of the Participant, or (3) the Participant or the Participant Consulting Entity has terminated his or its services to the Company for Good Reason  (as defined below).

(d)           In the event of the death or Disability of any Participant on or before the Vesting Date, the applicable Participant or the estate of the deceased Participant, as the case may be, shall vest in the Warrants held by the applicable Participant notwithstanding the failure of the Participant to remain in the service of the Company.

(e)           In the event the Strategic Investor does not acquire or vest in all of the Control Shares provided for in the Acquisition Transaction, the Warrants shall nevertheless vest on the Vesting Date and shall remain vested provided the conditions of Section 2(c) are satisfied.

(f)           Definitions.

(i)           The term “Participant Consulting Entity” means the corporate entity associated with the Participant which corporate entity is a party to a written consulting agreement with the Company which provides for the associated Participant to provide services to the Company under such consulting agreement.

(ii)          The term “Cause” means fraud, dishonesty, competition with the Company, unauthorized use of any of the Company's trade secrets or confidential information,  failure to properly perform the duties assigned to the Participant, or a material breach or violation of any consulting or services agreement between the Company and the Participant or the Participant Consulting Entity. A determination of the existence of Cause shall be made by the Board in its reasonable discretion.

(iii)         The term “Disability” means the inability of Participant to engage in substantial gainful employment which inability to work stems from a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months..

(iv)         The term “Good Reason” means a voluntary termination of his or its services to the Company by the Participant or the Participant Consulting Entity after a material breach or violation of any consulting agreement between the Company and the Participant or the Participant Consulting Entity or a substantial diminution in the compensation, or responsibility of the Participant or the Participant Consulting Entity, provided Participant provides notice to the Company of the Good Reason condition within ninety (90) days after the condition arises and the Company fails to cure such condition within thirty (30) days of the receipt of notice.

3.           General Provisions.

(a)           Effectiveness.  This Plan shall become effective on November 11, 2010.

(b)           No Right to Continue to Provide Services.  No action of the Company in establishing this Plan, and no provision of this Plan itself shall be construed to grant any person or entity the right to remain providing services to the Company or its subsidiaries for any period of specific duration.

(c)           No Company Obligation to Enter Into the Acquisition Transaction.  Neither the Company nor its stockholders are under any obligation, express or implied to enter into the Acquisition Transaction or any other transaction.

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(d)           Construction. This Plan will be construed in accordance with and governed by the laws of the State of Delaware, without application of the principles of conflicts of laws. If any provision of this Plan is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity,  illegality or unenforceability will not affect any other provision of this Plan, and this Plan will be construed as if such invalid, illegal or unenforceable provision had never been herein contained.

(e)           Compliance with Laws. The Company may subject awards under this Plan to such additional conditions as it deems necessary or appropriate to comply with applicable federal, state, local, and foreign laws. The Company will not be required to make any award or take any action otherwise required under this Plan if that award or action may constitute a violation of any applicable law or regulation.

(f)           Amendment of Plan. No amendment or modification will be made to this Plan without the consent of the affected Participant if that amendment would have a material adverse economic effect on that Participant.

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SCHEDULE I

TRANSACTION BONUS AWARD

Name of Participant	Amount of Transaction Bonus Award
Theo M.M. Kremers	1/3 of the Transaction Bonus Pool
Fred Mulder	1/3 of the Transaction Bonus Pool
Christiaan A. van den Berg	1/3 of the Transaction Bonus Pool

I-1

SCHEDULE II

TERMS OF WARRANTS

The Transaction Bonus Pool shall consist of warrants (the “Warrants”) to purchase the number of shares of Company Common Stock equal to 202,348,282 shares of Company Common Stock (the “Warrant Shares”).  The Warrants shall vest as set forth in Section 2(c) of the Plan, shall expire on December 31, 2014, and shall contain a cashless exercise provision.  The exercise price of the Warrants shall be equal to $0.0247.  The Warrants issuable to each Participant shall be in the form attached hereto as Schedule II-A.

II-1

SCHEDULE II-A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION.

LITHIUM TECHNOLOGY CORPORATION

WARRANT

This Warrant is issued to ___________________________________ (the “Holder”) pursuant to the Amended and Restated Transaction Bonus Plan of LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”) and is subject to the terms, definitions and provisions of such plan as adopted by the Company and amended from time to time (the “Plan”), which Plan is incorporated herein by reference. Capitalized terms used herein, but not otherwise defined, shall have the meaning given to them in the Plan.

WHEREAS, the Company has executed an Agreement on Key Terms dated September 28, 2010 (the “Term Sheet”) between the Company and the strategic party named therein (the “Strategic Investor”) relating to a series of strategic transactions (the “Acquisition Transaction”) pursuant to which the Strategic Party may over the time period set forth in the Term Sheet increase its equity ownership in the Company to more than 50% of the outstanding securities of the Company (the “Control Shares”).

WHEREAS, the Plan is designated to provide an incentive bonus to persons providing services to the Company in connection with the Strategic Transaction, including the Holder.

WHEREAS, the Company has authorized the issuance of this Warrant to the Holder pursuant to the Plan.

NOW, THEREFORE,

THIS CERTIFIES THAT, for value received, the Holder or his or its registered assigns is entitled to purchase from the Company at any time or from time to time during the period specified in Paragraph 2 hereof at an exercise price per share equal to $0.0247 (the “Exercise Price”) __________________ shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”).

The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder.  The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.  This Warrant is subject to the following terms, provisions, and conditions:

1.           Manner of Exercise; Issuance of Certificates; Payment for Shares.  Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a “Cashless Exercise” (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement.  The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above.  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

2.           Vesting.

(a)           This Warrant shall vest and shall be exercisable at any time or from time to time on or after the date subsequent to the date hereof that the Company executes the definitive agreements (the “Strategic Investor Agreements”) relating to the Acquisition Transaction (the “Vesting Date”) provided that (i) this Warrant is reviewed and found to be fair to the Company by an independent person or firm with expertise in the area of transaction bonus compensation and (ii) the Holder is providing services to the Company on the Vesting Date.  Notwithstanding the foregoing, this Warrant shall nonetheless vest on the Vesting Date if on or before the Vesting Date (1) the Holder or the Participant Consulting Entity (as defined in the Plan) was terminated by the Company other than for Cause (as defined in the Plan), (2) the Holder or Participant Consulting Entity was terminated by the Company as a result of Disability (as defined in the Plan) or death of the Holder, or (3) the Holder or the Participant Consulting Entity has terminated his or its services to the Company for Good Reason  (as defined in the Plan).

(b)           In the event of the death or Disability of any of the Holder on or before the Vesting Date, the Holder or the estate of the deceased Holder, as the case may be, shall vest in the Warrants on the Vesting Date notwithstanding the failure of the Holder to remain in the service of the Company.

(c)           In the event the Strategic Investor does not acquire or vest in all of the Control Shares provided for in the Acquisition Transaction, the Warrants shall nevertheless vest on the Vesting Date and shall remain vested provided the conditions of Section 2(a) are satisfied.

(d)           This Warrant shall be exercisable until December 31, 2014 (the “Exercise Period”).

3.           Certain Agreements of the Company.  The Company hereby covenants and agrees as follows:

(a)           Shares to be Fully Paid.  All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b)           Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c)           Successors and Assigns.  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

4.           Adjustment and Antidilution Provisions.  On or after the date of issuance of this Warrant, the Warrant Exercise Price and number of shares issuable pursuant to this Warrant shall be subject to adjustment as follows:

(a)           In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.

(b)           Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(c)           All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price in addition to those required by this Section 4, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Corporation shall not result in any Federal Income tax liability to the holders of the Common Stock or securities convertible into Common Stock (including warrant).

(d)           Whenever the Exercise Price is adjusted, as herein provided, the Corporation shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holder, at its last address appearing in the Company’s Warrant Register. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

5.           Issuance Tax.  The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

6.           No Rights or Liabilities as a Shareholder.  This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.           Transfer, Exchange, and Replacement of Warrant.

(a)           Restriction on Transfer.  On or after the Vesting Date, this Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof.  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(b)           Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrant of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

(c)           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d)           Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company.  The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrant pursuant to this Paragraph 7.

(e)           Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)           Exercise or Transfer Without Registration.  If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited holder” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited holder” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.  The first Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

8.           Registration Rights.  The Holder of this Warrant (and its assignees thereof) shall have piggyback registration rights with respect to the Warrant Shares.

9.           Notices.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462, Attention:  Chief Financial Officer, or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Company.  Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above.  All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

10.           Governing Law.  THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

11.           Miscellaneous.

(a)           Amendments.  This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

(b)           Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c)           Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price,  and the denominator of which shall be the then current Market Price per share of Common Stock.  For example, if the Holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, then upon such Cashless Exercise the Holder will receive 62,500 shares of Common Stock.

(d)           Compliance with Laws.  The Company may postpone the time of delivery of certificate(s) for Warrant Shares for such additional time as the Company shall deem necessary or desirable to enable it to comply with the requirements of any securities exchange upon which the Company’s Common Stock may be listed, or the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or any applicable state laws relating to the authorization, issuance or sale of securities.

(e)           Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the _____ day of November, 2010.

LITHIUM TECHNOLOGY CORPORATION

By:
Name:
Title:

ACCEPTED AND AGREED:

_________________________
Print Name:

FORM OF EXERCISE AGREEMENT

Dated:  ________ __, 200_

To:           ______________________

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $________, or, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 11(c) of the Warrant) equal to $_________.  Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:
Address:

	Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:           ________ __, 200_

In the presence of:
Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

		Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

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